SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Anadys Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of	22-3193172
Incorporation or Organization)	(I.R.S. Employer Identification No.)

3115 Merryfield Row
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Anadys Pharmaceuticals, Inc.
2004 Equity Incentive Plan
2004 Non-Employee Directors’ Stock Option Plan
2004 Employee Stock Purchase Plan
(Full title of the plan)

Elizabeth E. Reed, Esq.
Senior Director, Legal Affairs and Secretary
Anadys Pharmaceuticals, Inc.
3115 Merryfield Row
San Diego, California 92121
(Name and Address of Agent for Service)

(858) 530-3600
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Thomas A. Coll, Esq.
Steven M. Przesmicki, Esq.
Cooley Godward LLP
4401 Eastgate Mall
San Diego, California 92121-9109
(858) 550-6000

CALCULATION OF REGISTRATION FEE

		Proposed
Title of Each Class		Maximum	Proposed Maximum
of Securities to	Amount to be	Offering	Aggregate	Amount of
be Registered	Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee
Common Stock issuable under the 2004 Equity Incentive Plan (par value $0.001 per share)	779,333 shares	$6.67	$5,198,151.11	$658.61
Common Stock issuable under the 2004 Non-Employee Directors’ Stock Option Plan (par value $0.001 per share)	111,333 shares	$6.67	$742,591.11	$94.09
Common Stock issuable under the 2004 Employee Stock Purchase Plan (par value $0.001 per share)	334,000 shares	$6.67	$2,227,780.00	$282.26
Total	1,224,666 shares	N/A	$8,168,522.22	$1,034.96

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement also registers any additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), as may become issuable under any of the plans as a result of any stock split, stock dividend, recapitalization or similar event.

(2)	This estimate is made pursuant to Rule 457(h) of the 1933 Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on November 16, 2004, as reported on the Nasdaq National Market.

EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INCORPORATION BY REFERENCE OF CONTENTS

OF REGISTRATION STATEMENT ON FORM S-8 NO. 333-113954

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2004 Equity Incentive Plan, 2004 Non-Employee Directors’ Stock Option Plan, 2004 Employee Stock Purchase Plan, and 2002 Equity Incentive Plan under a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2004 (File No. 333-113954). Pursuant to General Instruction E on Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement referenced above, except as otherwise set forth herein.

EXHIBITS

Exhibit
Number	Description
4.1	Restated Certificate of Incorporation of the Registrant, as amended. (1)
4.2	Bylaws of the Registrant, as amended. (1)
4.3	Specimen Certificate for the Registrant’s Common Stock. (1)
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney is contained on the signature page.
99.1	Anadys Pharmaceuticals, Inc. 2004 Equity Incentive Plan and form Stock Option Agreement, as amended. (1)
99.2	Anadys Pharmaceuticals, Inc. 2004 Non-Employee Directors’ Stock Option Plan and form Stock Option Agreement, as amended. (1)
99.3	Anadys Pharmaceuticals, Inc. 2004 Employee Stock Purchase Plan and related form Offering Document, as amended. (1)
99.4	Anadys Pharmaceuticals, Inc. 2002 Equity Incentive Plan and form Stock Option Agreement, as amended. (1)

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-110528), originally filed with the Commission on November 14, 2003, and incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on November 19, 2004.

ANADYS PHARMACEUTICALS, INC.
By:	/s/ Elizabeth E. Reed, Esq.
Elizabeth E. Reed, Esq.
Senior Director, Legal Affairs and Secretary

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kleanthis G. Xanthopoulos, Ph.D. and Elizabeth E. Reed, Esq., and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any subsequent Registration Statement to be filed by Anadys Pharmaceuticals, Inc. pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kleanthis G. Xanthopoulos, Ph.D. Kleanthis G. Xanthopoulos, Ph.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	November 19, 2004
/s/ Michael J. Kamdar Michael J. Kamdar	(Principal Financial Officer and Principal Accounting Officer)	November 19, 2004
/s/ Jason Fisherman, M.D. Jason Fisherman, M.D.	Chairman of the Board	November 19, 2004
/s/ Charles Cohen, Ph.D. Charles Cohen, Ph.D.	Director	November 19, 2004
/s/ Marios Fotiadis Marios Fotiadis	Director	November 19, 2004
/s/ Argeris N. Karabelas, Ph.D. Argeris N. Karabelas, Ph.D.	Director	November 19, 2004
Stelios Papadopoulos, Ph.D. Stelios Papadopoulos, Ph.D.	Director	November 19, 2004
George A. Scangos, Ph.D.	Director	November __, 2004
/s/ Steven H. Holtzman Steven H. Holtzman	Director	November 19, 2004
/s/ Douglas E. Williams, Ph.D. Douglas E. Williams, Ph.D.	Director	November 19, 2004

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Restated Certificate of Incorporation of the Registrant, as amended. (1)
4.2	Bylaws of the Registrant, as amended. (1)
4.3	Specimen Certificate for the Registrant’s Common Stock. (1)
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Opinion of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney is contained on the signature pages.
99.1	Anadys Pharmaceuticals, Inc. 2004 Equity Incentive Plan and form Stock Option Agreement, as amended. (1)
99.2	Anadys Pharmaceuticals, Inc. 2004 Non-Employee Directors’ Stock Option Plan and form Stock Option Agreement, as amended. (1)
99.3	Anadys Pharmaceuticals, Inc. 2004 Employee Stock Purchase Plan and related form Offering Document, as amended. (1)
99.4	Anadys Pharmaceuticals, Inc. 2002 Equity Incentive Plan and form Stock Option Agreement, as amended. (1)

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-110528), originally filed with the Commission on November 14, 2003, and incorporated herein by reference.